Exhibit 99.1
PLAYSTUDIOS, INC. ANNOUNCES FIRST QUARTER RESULTS
First Quarter Revenue of $62.7 million and Net loss of $2.9 million
Consolidated AEBITDA of $12.5 million
Las Vegas, Nevada – May 5, 2025 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”), an award-winning developer of free-to-play mobile and social games and the developer of the playAWARDS loyalty platform, today announced financial results for the first quarter ended March 31, 2025.
Andrew Pascal, Chairman and Chief Executive Officer of PLAYSTUDIOS, commented, “We are off to a focused and productive start in 2025 as we work through a broader transition across our business and industry. While market conditions remain challenging putting continued pressure on our operating performance, we made meaningful progress this quarter on several key initiatives, including advancing our sweepstakes capabilities, scaling our direct-to-consumer channel, evolving our playAWARDS ecosystem, and developing our new casual title, Tetris Block Party. At the same time, our Reinvention plan is helping drive greater efficiency and focus.”
First Quarter Financial Highlights
•Revenue was $62.7 million during the first quarter of 2025, compared to $77.8 million during the first quarter of 2024.
•Net loss was $2.9 million during the first quarter of 2025, representing a net loss margin of 4.6%, compared to net loss of $0.6 million during the first quarter of 2024, representing a net loss margin of 0.7%.
•Consolidated AEBITDA, a non-GAAP financial measure defined below, was $12.5 million during the first quarter of 2025, compared to $15.3 million during the first quarter of 2024.
•Consolidated AEBITDA Margin was 19.9% in the quarter, a 20 basis point increase versus the first quarter of 2024 and a 150 basis point increase versus the previous quarter.
•KPIs playGAMES. During the first quarter of 2025, PLAYSTUDIOS had Average DAU and Average MAU of 2.6 million and 11.4 million, respectively. ARPDAU was $0.26.
•Direct to Consumer revenue was $5.0 million during the first quarter of 2025, compared to $2.3 million during the first quarter of 2024, representing an increase of 113.9%.
•KPIs playAWARDS. During the first quarter of 2025, players purchased 280,652 rewards with a retail value of $17 million.
•Liquidity. As of March 31, 2025, cash and cash equivalents on the balance sheet was $107.1 million. PLAYSTUDIOS’ $81 million revolving credit facility remains undrawn.
•Shares outstanding. As of March 31, 2025, the Company had 125.5 million shares outstanding.

Recent Business Highlights
•Continued development of sweepstakes promotional capabilities, expected to launch externally in limited release in Q2 2025 and scale through the back half of the year.
•Expanded direct-to-consumer monetization initiatives, contributing to margin improvement.
•Progressed development of Tetris Block Party, targeting launch in Q4 2025.
•Strengthened playAWARDS platform with the addition of new premium partners and announced the second annual myVIP World Tournament of Slots in partnership with Atlantis Paradise Island.
•Reinvention plan progressing toward targeted $25 to $30 million in annualized cost savings.
•Repurchased an aggregate of 0.9 million shares of our Class A common stock at an average price of $1.71 per share, in the quarter.
The Company is maintaining full year 2025 guidance of net revenue in the range of $250 to $270 million and Consolidated AEBITDA in the range of $45 to $55 million.
We have not provided the most directly comparable GAAP measure for our Consolidated AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.
Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (866) 405-1203 for domestic callers and (201) 689-8432 for international callers.
A replay of the call will be archived at https://ir.playstudios.com.
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS (Nasdaq: MYPS) creator of the groundbreaking playAWARDS loyalty platform is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Pop! Slots, myVEGAS Slots, myVEGAS Blackjack, my KONAMI Slots, myVEGAS Bingo, MGM Slots Live, Solitaire, Spider Solitaire and Sudoku. The playAWARDS loyalty platform enables players to earn real-world rewards from a global collection of hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International, Wolfgang Puck, Norwegian Cruise Line, Resorts World, IHG, Bowlero, Gray Line Tours, and Hippodrome Casino among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—playGAMES Key Performance Indicators” and “Supplemental Data—playAWARDS Key Performance Indicators”sections of this press release.
Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. We track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two different PLAYSTUDIOS games on the same day is counted as two DAU while an individual who plays the same PLAYSTUDIOS game on two different devices is counted as one DAU. Brainium tracks DAU by app instance ID, which is assigned to each installation of a game on a particular device. As such, an individual who plays two different Brainium games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as two DAU. The term “Average DAU” is defined as the average of the DAU, determined as described above, for each day during the period presented. We use DAU and Average DAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.

Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different PLAYSTUDIOS games in the same month is counted as two MAU while an individual who plays the same game on two different devices is counted as one MAU, and an individual who plays two different Brainium games on the same day is counted as two MAU while an individual who plays the same game on two different devices is counted as two MAU. The term “Average MAU” is defined as as the average of the MAU, determined as described above, for each calendar month during the period presented. We use MAU and Average MAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. The term “Average DPU” is defined as the average of the DPU, determined as described above, for each day during the period presented. We use DPU and Average DPU to help us understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Daily Player Conversion is also sometimes referred to as “Percentage of Paying Users” or “PPU”. The term “Average Daily Payer Conversion” is defined as the Average DPU divided by the Average DAU for a given period. We use Daily Payer Conversion and Average Daily Payer Conversion to help us understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per Average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the Average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once. A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. It is assumed that the greater the variety and breadth of rewards offered, the more likely players will be to ascribe value to the program.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are net of refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. Purchases are redeemed by the player directly with the rewards partner within the specified terms and conditions of the reward. The Company does not receive any compensation or revenue from Purchases. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our players.
Retail Value of Daily Rewards Inventory: Retail Value of Daily Rewards Inventory is defined as the cumulative retail value of all rewards listed as available for the period divided by the number days in the period. For rewards with unlimited inventory, the maximum of number of rewards used in the calculation is 50. The retail value of each reward listed as available is the retail value as specified by the rewards partner upon creation of the reward. Retail Value of Daily Rewards Inventory only includes the retail value of real-world partner rewards and excludes the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Daily Rewards Inventory to help us understand the real-world value of the rewards within our playAWARDS platform.
Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by GAAP, the Company discloses Consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Consolidated AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define Consolidated AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present Consolidated AEBITDA Margin, a non-GAAP measure, which we calculate as Consolidated AEBITDA as a percentage of net revenue.
We believe that the presentation of Consolidated AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Consolidated AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define Consolidated AEBITDA differently, and as a result, our measure of Consolidated AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Loss to Consolidated AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance (including statements regarding outlook or guidance), our liquidity and capital resources, the development and release plans of our games, the impact of business restructuring and cost control initiatives including estimated amounts and timing of anticipated cost reductions, and our mergers and acquisition strategy, all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “projects,” “anticipates,” “intends,” “believes,” “goal,” “work towards,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate; our financial performance; our ability to execute merger and acquisition transactions; legal and regulatory developments; risks associated with our international operations; geopolitical events and conditions; risks associated with business restructuring efforts, including the potential impact of restructuring activities on our business operations and financial performance; and general market, political, economic and business conditions. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including, but not limited to, the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
Jason Hahn
jason.hahn@playstudios.com

Media Relations
BerlinRosen
media@playstudios.com

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net revenue	$62,709	$77,828
Operating expenses:
Cost of revenue(1)	15,779	18,951
Selling and marketing	13,169	18,576
Research and development	13,674	18,021
General and administrative	11,861	11,779
Depreciation and amortization	9,632	11,566
Restructuring and related	1,335	638
Total operating costs and expenses	65,450	79,531
Loss from operations	(2,741)	(1,703)
Other income (expense), net:
Change in fair value of warrant liabilities	101	(64)
Interest income, net	906	1,420
Other loss, net	(798)	(106)
Total other income, net	209	1,250
Loss before income taxes	(2,532)	(453)
Income tax expense	(348)	(114)
Net loss	$(2,880)	$(567)

Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.02)	$—
Diluted	$(0.02)	$—
Weighted average shares of common stock outstanding:
Basic	125,256	135,575
Diluted	125,256	135,575
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$107,097	$109,179
Receivables, net	29,583	30,767
Prepaid expenses and other current assets	8,769	7,156
Total current assets	145,449	147,102
Property and equipment, net	14,908	16,118
Operating lease right-of-use assets	8,737	9,703
Intangibles assets and internal-use software, net	86,825	90,996
Goodwill	52,222	52,222
Deferred income taxes	3,343	3,399
Other long-term assets	2,291	3,415
Total non-current assets	168,326	175,853
Total assets	$313,775	$322,955
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	3,749	1,518
Operating lease liabilities, current	3,199	3,405
Accrued and other current liabilities	33,437	44,495
Total current liabilities	40,385	49,418
Minimum guarantee liability	18,834	18,000
Contingent consideration	3,665	3,340
Deferred income taxes	531	381
Operating lease liability, non-current	5,828	6,659
Other long-term liabilities	450	442
Total non-current liabilities	29,308	28,822
Total liabilities	$69,693	$78,240
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, no shares issued and outstanding as of March 31, 2025 and December 31, 2024)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 129,407 and 127,734 shares issued, and 109,048 and 108,287 shares outstanding as of March 31, 2025 and December 31, 2024, respectively)	11	11
Class B common stock, $0.0001 par value (25,000 shares authorized, and 16,457 and 16,457 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively.	2	2
Additional paid-in capital	331,706	327,951
Accumulated deficit	(34,204)	(31,324)
Accumulated other comprehensive loss	(586)	(632)
Treasury stock, at cost, 20,360 and 19,450 shares at March 31, 2025 and December 31, 2024, respectively	(52,847)	(51,293)
Total stockholders’ equity	244,082	244,715
Total liabilities and stockholders’ equity	$313,775	$322,955

PLAYSTUDIOS, INC.
RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of net loss and net loss margin to Consolidated AEBITDA and Consolidated AEBITDA Margin, respectively, which we calculate as Consolidated AEBITDA as a percentage of net revenue. Net loss and net loss margin are the most directly comparable GAAP measures.

	Three Months Ended March 31,
	2025	2024
Revenue	$62,709	$77,828

Net loss	$(2,880)	$(567)
Net loss margin	(4.6)%	(0.7)%
Adjustments:
Depreciation & amortization	9,632	11,566
Income tax expense	348	114
Stock-based compensation expense	4,258	4,794
Change in fair value of warrant liability	(101)	64
Change in fair value of contingent consideration	325	—
Restructuring and related(1)	1,335	638
Other, net(2)	(430)	(1,295)
Consolidated AEBITDA	12,487	15,314
Consolidated AEBITDA Margin	19.9%	19.7%

(1)Amounts reported during the three months ended March 31, 2024 relate to internal reorganization costs, including severance-related costs, and fees related to evaluating various merger, acquisition and restructuring opportunities. Amounts reported during the three months ended March 31, 2025 relate to internal reorganization costs, including severance-related costs, fees related to evaluating various merger and acquisition opportunities, and non-recurring legal costs.
(2)Amounts reported in “Other, net” include interest expense, interest income, gains/losses from equity investments, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - SEGMENT INFORMATION
(Unaudited and in thousands, except percentages)
The following table sets forth the financial data for our reportable segments.

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
	playGAMES	playAWARDS	Total	playGAMES	playAWARDS	Total
Net revenue
Virtual currency	$50,692	$148	$50,840	$60,247	$—	$60,247
Advertising	11,863	—	11,863	17,442	—	17,442
Other	—	6	6	139	—	139
	62,555	154	62,709	77,828	—	77,828
Segment expenses
Cost of sales	15,763	16	15,779	18,951	—	18,951
Payroll & related	9,175	1,567	10,742	10,123	3,051	13,174
User acquisition	10,157	—	10,157	14,754	—	14,754
Other	9,151	860	10,011	10,549	571	11,120
	44,246	2,443	46,689	54,377	3,622	57,999

Reportable segment AEBITDA	18,309	(2,289)	16,020	23,451	(3,622)	19,829

Other operating expense
Corporate and other			3,533			4,515
Restructuring expenses			1,335			638
Other reconciling items			3			19
Stock based compensation			4,258			$4,794
Depreciation and amortization			9,632			11,566
			18,761			21,532
Non-operating income (expense)
Change in fair value of warrant liabilities			101			(64)
Interest income, net			906			1,420
Other expense			$(798)			$(106)
			209			1,250

Loss before income taxes			(2,532)			(453)
Income tax expense			$(348)			$(114)
Net loss			$(2,880)			$(567)

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - NET REVENUE
(Unaudited and in thousands, except percentages)
The following tables summarizes the Company’s virtual currency revenue disaggregated by type and by platform:

	Three Months Ended March 31,
	2025	2024	Change	% Change
Net revenue
Virtual currency	50,840	60,247	(9,407)	(15.6%)
Advertising	11,863	17,442	(5,579)	(32.0%)
Other revenue	6	139	(133)	(95.7%)
Total net revenue	62,709	77,828

Virtual currency revenue
Third party platforms	45,870	57,923	(12,053)	(20.8%)
Direct-to-consumer (DTC) platforms	4,970	2,324	2,646	113.9%
Total virtual currency revenue	50,840	60,247

DTC revenue as a percentage of virtual currency revenue	9.8%	3.9%	5.9%	151.3%

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYGAMES KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended March 31,
	2025	2024	Change		% Change
Average DAU	2,632	3,495	(863)		(24.7)%
Average MAU	11,422	14,752	(3,330)		(22.6)%
Average DPU	21	27	(6)		(22.2)%
Average Daily Payer Conversion	0.8%	0.8%	—	pp	—%
ARPDAU (in dollars)	$0.26	$0.24	$0.02		8.3%
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except for available rewards)

	Three Months Ended March 31,
	2025	2024	Change	% Change
Available Rewards (in units)	367	521	(154)	(29.6%)
Purchases (in units)	281	501	(220)	(44.0%)
Retail Value of Purchases	$16,984	$40,591	$(23,607)	(58.2%)
Retail Value of Daily Rewards Inventory	$2,005	$1,901	$104	5.5%